Exhibit 99.1

Contact: Monica Martines (216) 441-7346

                Cherie Skoczen (216) 429-5194

For release Wednesday, August 6, 2008

TFS Financial Corporation Announces Third Fiscal Quarter Ended June 30, 2008 Financial Results

(Cleveland, OH – August 6, 2008) – TFS Financial Corporation (NASDAQ: TFSL) (the “Company”), the holding company for Third Federal Savings and Loan Association of Cleveland, today announced results for the three and nine month periods ended June 30, 2008.

The Company reported net income of $6.8 million for the three months ended June 30, 2008, compared to net loss of $17.3 million for the three months ended June 30, 2007. Net income of $40.4 million was reported for the nine months ended June 30, 2008, compared to net income of $10.6 million for the nine months ended June 30, 2007. The 2007 results were impacted by a non-recurring $55 million pre-tax charitable contribution expense to establish the Third Federal Foundation.

Interest income decreased $8.6 million, or 6%, to $131.6 million for the three months ended June 30, 2008 from $140.1 million for the three months ended June 30, 2007. The decrease in interest income resulted primarily from a decrease in the interest received on federal funds partially offset by increases in interest income from mortgage-backed securities and loans.

Interest expense decreased $12.1 million, or 14%, to $75.3 million for the three months ended June 30, 2008 from $87.3 million for the three months ended June 30, 2007. The change resulted primarily from a decrease in interest expense on NOW accounts and certificate of deposit accounts and was partially offset by an increase in interest expense on savings accounts.

Increasing unemployment levels and rising fuel and food prices are challenging our borrowers’ ability to repay their loans at a time when deteriorating housing prices, in part as a consequence of the sub-prime mortgage market, make it difficult to sell their homes. This limits the ability of many borrowers to self cure a delinquency. Based on our evaluation of the above factors, including an expanded loan level evaluation of our equity lines of credit which were delinquent 90 days or more, we recorded a provision for loan losses of $18.0 million for the three months ended June 30, 2008 and $2.1 million for the three months ended June 30, 2007. The provisions exceeded net chargeoffs of $3.9 million and $1.1 million for the three months ended June 30, 2008 and 2007, respectively. The Company’s provision for loan losses was $25.5 million for the nine months ended June 30, 2008 and $6.4 million for the nine months ended June 30, 2007. The provisions exceeded net chargeoffs of $8.4 million and $3.2 million for the nine months ended June 30, 2008 and 2007, respectively. The allowance for loan losses was $42.2 million, or 0.47% of total loans receivable at

June 30, 2008, compared to $25.1 million, or 0.31% of total loans receivable at September 30, 2007. We increased the allowance for loan losses to address the increased risk related to an increase in non-performing loans and in response to the results of our expanded evaluation of equity lines of credit, delinquent 90 days or more as of June 30, 2008. Nonperforming loans increased by $35.9 million to $149.4 million, or 1.66% of total loans, at June 30, 2008 from $113.5 million, or 1.39% of total loans, at September 30, 2007. Of the $35.9 million increase in nonperforming loans for the nine months ended June 30, 2008, $19.8 million occurred in the equity loans and lines of credit portfolio and $13.1 million occurred in the residential, non-Home Today portfolio. As of June 30, 2008, the equity loans and lines of credit portfolio was $2.27 billion, compared to $1.87 billion, at September 30, 2007.

Non-interest income decreased $2.2 million, to $11.9 million for the three months ended June 30, 2008 from $14.2 million for the three months ended June 30, 2007. This decrease can be attributed to a $3.2 million gain recognized in 2007 in connection with the sale of a commercial office building by a subsidiary.

Non-interest expense decreased $49.3 million, to $39.3 million for the three months ended June 30, 2008 from $88.6 million for the three months ended June 30, 2007. The 2007 results were impacted by a non-recurring $55.0 million pre-tax charitable contribution expense to establish the Third Federal Foundation.

Total assets increased by $82.9 million to $10.36 billion at June 30, 2008 from $10.28 billion at September 30, 2007.

Cash and cash equivalents decreased $730.0 million, or 88%, to $99.7 million at June 30, 2008 from $829.7 million at September 30, 2007, as we continued to redeploy our liquid assets into investments and loan products that provide higher yields along with longer maturities.

Our net loans held for investment increased $831.9 million, or 10%, to $8.91 billion at June 30, 2008 from $8.07 billion at September 30, 2007.

Deposits decreased $40.9 million, or less than 1%, to $8.10 billion at June 30, 2008 from $8.14 billion at September 30, 2007. The decrease in deposits was the result of a $226.7 million decrease in our high-yield checking accounts along with a $173.2 million decrease in certificates of deposit, which were offset by a $369.0 million increase in high-yield savings accounts (a subcategory of our savings accounts), combined with modest declines in other deposit products for the nine-month period ended June 30, 2008.

Accrued expenses and other liabilities increased $97.9 million to $130.1 million at June 30, 2008 from $32.2 million at September 30, 2007. This reflects the in-transit status of $90.6 million of real estate tax payments that have been collected from borrowers and are being remitted to various taxing agencies.

Shareholders’ equity decreased $31.2 million, to $1.95 billion at June 30, 2008 from $1.99 billion at September 30, 2007. This reflects $40.4 million of net income during the nine-month period reduced by $69.3 million of repurchases of outstanding common stock and $9.5 million in dividends paid on our shares of common stock (other than Third Federal Savings, MHC and unallocated ESOP shares) in the current fiscal year. Approximately 5.7 million shares were repurchased during the three months ended June 30, 2008 as part of a 15.8 million share repurchase program that began April 21, 2008.

Forward Looking Statements

This press release contains forward-looking statements, which can be identified by the use of such words as estimate, project, believe, intend, anticipate, plan, seek, expect and similar expressions. These forward-looking statements include:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans and prospects and growth and operating strategies;

•	statements regarding the asset quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are subject to significant risks, assumptions and uncertainties, including, among other things, the following important factors that could affect the actual outcome of future events:

•	significantly increased competition among depository and other financial institutions;

•	inflation and changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	adverse changes in the securities markets;

•	adverse changes and volatility in credit markets;

•	legislative or regulatory changes that adversely affect our business;

•	our ability to enter new markets successfully and take advantage of growth opportunities, and the possible short-term dilutive effect of potential acquisitions or de novo branches, if any;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies and the Financial Accounting Standards Board;

•	inability of third-party providers to perform their obligations to us; and

•	changes in our organization, compensation and benefit plans.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

(In thousands, except share data)

	June 30,	September 30,
	2008	2007
ASSETS
Cash and due from banks	$43,536	$45,666
Federal funds sold	2,500	598,400
Other interest-bearing cash equivalents	53,699	185,649

Cash and cash equivalents	99,735	829,715

Investment securities:
Available for sale (amortized cost $32,075 and $57,025, respectively)	32,180	56,681
Held to maturity (fair value $864,180 and $825,342, respectively)	865,165	823,815

Investment securities	897,345	880,496

Mortgage loans held for sale, at lower of cost or market	63,260	107,962
Loans held for investment, net:
Mortgage loans	8,954,654	8,103,300
Other loans	8,997	14,692
Deferred loan fees, net	(15,817)	(19,174)
Allowance for loan losses	(42,239)	(25,111)

Loans held for investment, net	8,905,595	8,073,707

Mortgage loan servicing rights, net	42,032	41,064
Federal Home Loan Bank stock, at cost	35,146	34,231
Real estate owned	13,091	9,903
Premises, equipment, and software, net	68,471	69,669
Accrued interest receivable	44,515	48,364
Bank owned life insurance contracts	149,413	144,498
Other assets	42,332	38,420

TOTAL ASSETS	$10,360,935	$10,278,029

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$8,100,362	$8,141,215
Borrowed funds	93,007	—
Borrowers’ advances for insurance and taxes	20,535	40,481
Principal, interest, and related escrow owed on loans serviced	61,943	77,908
Accrued expenses and other liabilities	130,093	32,224

Total liabilities	8,405,940	8,291,828

Commitments and contingent liabilities
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value, 700,000,000 shares authorized; 332,318,750 shares issued; 326,635,750 and 332,318,750 outstanding at June 30, 2008 and
September 30, 2007, respectively	3,323	3,323
Paid-in capital	1,669,423	1,668,215
Treasury stock, at cost; 5,683,000 shares at June 30, 2008	(69,316)	—
Unallocated ESOP shares	(95,132)	(100,597)
Retained earnings—substantially restricted	452,466	421,503
Accumulated other comprehensive loss	(5,769)	(6,243)

Total shareholders’ equity	1,954,995	1,986,201

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,360,935	$10,278,029

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (LOSS) (unaudited)

(In thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2008	2007	2008	2007
INTEREST AND DIVIDEND INCOME:
Loans, including fees	$118,645	$116,088	$363,713	$347,653
Investment securities available for sale	388	624	1,448	1,984
Investment securities held to maturity	10,471	7,235	33,436	12,623
Federal funds sold	1,254	15,370	14,480	26,898
Other interest earning assets	806	797	3,047	3,209

Total interest income	131,564	140,114	416,124	392,367

INTEREST EXPENSE:
Deposits	75,244	87,029	253,772	250,215
Federal Home Loan Bank advances	19	310	19	933

Total interest expense	75,263	87,339	253,791	251,148

NET INTEREST INCOME	56,301	52,775	162,333	141,219
PROVISION FOR LOAN LOSSES	18,000	2,100	25,500	6,350

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	38,301	50,675	136,833	134,869

NON-INTEREST INCOME
Fees and service charges	6,521	6,481	18,903	18,840
Net gain (loss) on the sale of loans	828	(630)	3,282	(995)
Increase in and death benefits from bank owned life insurance contracts	1,659	1,595	4,921	4,720
Net income on private equity investments	1,158	1,293	3,173	4,470
Other	1,780	5,442	5,420	10,665

Total non-interest income	11,946	14,181	35,699	37,700

NON-INTEREST EXPENSE:
Salaries and employee benefits	17,931	17,956	54,422	54,275
Marketing services	3,525	3,353	10,578	10,055
Office property, equipment, and software	4,932	5,018	13,891	14,393
Federal insurance premium	1,964	591	3,258	1,749
State franchise tax	1,657	841	4,027	2,655
Contribution to charitable foundation	—	55,000	—	55,000
Other operating expenses	9,322	5,833	23,274	16,763

Total non-interest expense	39,331	88,592	109,450	154,890

INCOME (LOSS) BEFORE INCOME TAXES	10,916	(23,736)	63,082	17,679
INCOME TAX EXPENSE (BENEFIT)	4,126	(6,479)	22,653	7,118

NET INCOME (LOSS)	$6,790	$(17,257)	$40,429	$10,561

Earnings (loss) per share—basic and fully diluted	$0.02	$(0.06)	$0.13	$0.04
Weighted average shares outstanding—basic and fully diluted	320,510,396	301,108,648	321,795,514	251,782,304

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2007
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Federal funds sold	$231,237	$1,254		2.17%	$1,173,324	$15,370		5.24%
Other interest-bearing cash equivalents	53,258	331		2.49%	17,754	242		5.45%
Investment securities	28,987	222		3.06%	61,055	643		4.21%
Mortgage-backed securities	915,114	10,638		4.65%	528,748	7,216		5.46%
Loans	8,808,113	118,645		5.39%	7,698,883	116,088		6.03%
Federal Home Loan Bank stock	34,683	474		5.47%	34,231	555		6.49%

Total interest-earning assets	10,071,392	131,564		5.23%	9,513,995	140,114		5.89%

Non-interest-earning assets	341,596				341,012

Total assets	$10,412,988				$9,855,007

Interest-bearing liabilities:
NOW accounts	$1,266,661	5,974		1.89%	$1,616,065	16,472		4.08%
Savings & subscription proceeds	1,411,285	8,647		2.45%	919,609	6,277		2.73%
Certificates of deposit	5,481,524	60,623		4.42%	5,402,340	64,280		4.76%
Borrowed funds	3,570	19		2.13%	25,104	310		4.94%

Total interest-bearing liabilities	8,163,040	75,263		3.69%	7,963,118	87,339		4.39%

Non-interest-bearing liabilities	235,368				85,000

Total liabilities	8,398,408				8,048,118
Shareholders’ equity	2,014,580				1,806,889

Total liabilities and shareholders’ equity	$10,412,988				$9,855,007

Net interest income		$56,301				$52,775

Interest rate spread (b)				1.54%				1.50%

Net interest-earning assets (c)	$1,908,352				$1,550,877

Net interest margin (d)		2.24	% (a)			2.22	% (a)

Average interest-earning assets to average interest-bearing liabilities	123.38%				119.48%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.

TFS FINANCIAL CORPORATION AND SUBSIDIARIES

AVERAGE BALANCES AND YIELDS (unaudited)

	Nine Months Ended June 30, 2008				Nine Months Ended June 30, 2007
	Average Balance	Interest Income/ Expense		Yield/ Cost(a)	Average Balance	Interest Income/ Expense		Yield/ Cost(a)
	(Dollars in thousands)
Interest-earning assets:
Federal funds sold	$515,548	$14,480		3.74%	$684,692	$26,898		5.24%
Other interest-bearing cash equivalents	53,294	1,522		3.81%	15,204	591		5.18%
Investment securities	44,972	1,205		3.57%	52,027	1,548		3.97%
Mortgage-backed securities	892,649	33,679		5.03%	327,618	13,059		5.31%
Loans	8,526,432	363,713		5.69%	7,680,778	347,653		6.04%
Federal Home Loan Bank stock	34,383	1,525		5.91%	58,368	2,618		5.98%

Total interest-earning assets	10,067,278	416,124		5.51%	8,818,687	392,367		5.93%

Non-interest-earning assets	347,824				335,880

Total assets	$10,415,102				$9,154,567

Interest-bearing liabilities:
NOW accounts	$1,323,877	25,847		2.60%	$1,661,553	50,948		4.09%
Savings & subscription proceeds	1,258,262	29,856		3.16%	560,322	8,306		1.98%
Certificates of deposit	5,608,577	198,069		4.71%	5,462,386	190,961		4.66%
Borrowed funds	1,190	19		2.13%	25,104	933		4.96%

Total interest-bearing liabilities	8,191,906	253,791		4.13%	7,709,365	251,148		4.34%

Non-interest-bearing liabilities	207,338				157,987

Total liabilities	8,399,244				7,867,352
Shareholders’ equity	2,015,858				1,287,215

Total liabilities and shareholders’ equity	$10,415,102				$9,154,567

Net interest income		$162,333				$141,219

Interest rate spread (b)				1.38%				1.59%

Net interest-earning assets (c)	$1,875,372				$1,109,322

Net interest margin (d)		2.15	% (a)			2.14	% (a)

Average interest-earning assets to average interest-bearing liabilities	122.89%				114.39%

(a)	Annualized
(b)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(c)	Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(d)	Net interest margin represents net interest income divided by total interest-earning assets.